UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 23, 2013

Gamzio Mobile, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53502	68-0676667
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

123 West NYE Ln., Ste. 129, Carson City, NV
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (415) 839-1055

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⁭      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 amends the Current Report on Form 8-K of Gamzio Mobile, Inc. (the “Company”) filed on October 29, 2013 (the “Original Report”).  The Original Report was filed to report the completion of the voluntary share exchange transaction between the Company, Gamzio, Inc. and the selling stockholder of Gamzio, Inc.  In response to parts (a) and (b) of Item 9.01 of the Original Report, the Company stated that it would file the required financial information by amendment, as permitted by Items 9.01(a)(4) and 9.01(b)(2) of Form 8-K.  The Company hereby amends the Original Report in order to provide parts (a) and (b) of Item 9.01. The Company also amends the Original Report to report a change in the fiscal year end of the Company.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation; Change in Fiscal Year

On February 4, 2014, the Company amended its bylaws to allow the fiscal year end to be fixed by resolution of the board of directors.  The full text of the amendment to the Company's bylaws is attached hereto as Exhibit 3.1 and incorporated herein by reference.

On February 4, 2014, the Company changed its fiscal year to begin on January 1 and end on December 31.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired

The audited financial statements of Gamzio, Inc. for the period from January 13, 2012 (inception) to December 31, 2012, and the unaudited financial statements as of the nine months ended September 30, 2013 and the period from January 13, 2012 (inception) to September 30, 2012, including the notes to such financial statements, are filed herewith as Exhibits 99.1(a) and 99.1(b) and are incorporated herein by reference.

(b)           Pro Forma Financial Information

The unaudited pro forma balance sheet of the Company and the unaudited pro forma statement of operations giving effect to the acquisition of Gamzio, Inc. are filed herewith as Exhibit 99.2 and are incorporated herein by reference.

 (d)           Exhibits

Exhibit No.	Description
3.1	Text of Amendment to Bylaws.
99.1(a)	Audited Financial Statements of Gamzio, Inc.
99.1(b)	Unaudited Financial Statements of Gamzio, Inc.
99.2	Pro Forma Financial Statements of Gamzio, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMZIO MOBILE, INC.

Date: February 4, 2014.	By:	/s/ Jason Deiboldt
	Name:	Jason Deiboldt
	Title:	President